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                                                                    EXHIBIT 23.1

The Board of Directors
UnionBancorp, Inc.


We consent to the incorporation by reference of our report included herein, dated February 2, 2000, relating to the consolidated financial statements of UnionBancorp, Inc. ("the Company") as of December 31, 1999 and for the year then ended, in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on November 18, 1996.




                                        Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 29, 2000